Exhibit 10.29
SECOND AMENDMENT TO LEASE
THIS SECOND AMENDMENT TO LEASE (“Second Amendment”) is entered into effective as of the 21st day of April, 2011 (“Amendment Date”), by and between NEA GALTIER, LLC, a Delaware limited liability company (“Landlord”), and CRAY INC., a Washington corporation (“Tenant”).
RECITALS
A.    Landlord and Tenant are parties to that certain Office Lease Agreement dated July 2, 2009, amended by First Amendment to Lease dated October, 2009 (collectively, the “Lease”) concerning the leasing of premises in the property commonly known as Galtier Plaza located in the City of St. Paul, County of Ramsey, State of Minnesota, as more fully described in the Lease; and
B.    The parties wish to amend the Lease as set forth in this Second Amendment.
AGREEMENT
In consideration of the covenants of the parties’ contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.Capitalized terms not defined herein shall have the meaning ascribed to them in the Lease.

2.Premises. Tenant exercised Tenant’s Option 2 Post-Commencement Expansion Option with respect to Suite 550 which is located on the 5th floor of the Building and contains 5,787 rentable square feet (the “Suite 550 Space”). Tenant desires to swap-out 4,147 square feet (the “Relinquished Space”) of Suite B-2 currently leased by Tenant. The remaining 320 square feet (the “Retained Space”) of Suite B-2 (depicted at the Benchmark Lab on attached Exhibit A) will continue to be occupied by Tenant. Accordingly, Tenant and Landlord have agreed to relocate Tenant from the Relinquished Space into Suite 560 which is located on the 5th floor of the Building and contains 4,531 rentable square feet (the “Suite 560 Space”; together with the Suite 550 Space are sometimes collectively referred to as the “Fifth Floor Space”).
Therefore, from and after Substantial Completion of the Fifth Floor Space: (i) the term “Premises” is hereby amended to (1) include the Fifth Floor Space, and (2) remove the Relinquished Space; and (ii) the Premises will contain a total of 62,219 rentable square feet as follows:
First Floor, Suite B-1:                    4,840 rentable square feet
First Floor, Suite B-2A (the Retained Space):     320 rentable square feet
Second Floor, Suite Al:                13,993 rentable square feet
Second Floor, Suite A2:                8,463 rentable square feet
Second Floor, Suite A3:                5,714 rentable square feet
Second Floor, Suite A4:                13,575 rentable square feet
Third Floor, Suite 310:                4,996 rentable square feet
Fifth Floor, Suite 550:                    5,787 rentable square feet
Fifth Floor, Suite 560:                    4,531 rentable square feet

3.No Alternative Space. As of the Amendment Date, Tenant acknowledges that Landlord has advised Tenant that there is no possible alternative space available on any of floors 1, 2 or 3 of the Building in lieu of the Suite 550 Space.

4.Base Rent. The current Gross Full Service Rent schedule is hereby deleted in its entirety and replaced instead with the following:

Gross Full Service Rent for the Premises shall be the amounts set forth on the rent chart set forth on attached and incorporated Schedule 1 (for the time periods reflected therein) (the “Rent Chart”). Upon Substantial Completion of the Suite 550 Space, an updated Rent Chart shall be provided by Landlord to Tenant within thirty (30) days. In no event shall rent be due for the Suite 550 Space until Substantial Completion is attained. Upon Substantial Completion of the Suite 560 Space, an updated Rent Chart shall be provided by Landlord to Tenant within thirty (30) days. In no event shall rent be due for the Suite 560 Space until Substantial Completion is attained.
With respect to the Relinquished Space, Landlord has agreed to provide to Tenant: (i) a $8,323.00 credit (equal to 36 days of rent for the Relinquished Space) against the Cost of the TI Work (as defined in the Tenant Improvement Workletter set forth on attached and incorporated Exhibit D (the “Workletter”)). Accordingly, Tenant continues to remain responsible for making its full rental payments to Landlord with respect to all of Suite B2 (which includes both the Relinquished Space and the Retained Space); and (ii) a $22,183.20 credit against the Cost of the TI Work.
5.Security Deposit. As of the Amendment Date, the Security Deposit shall increase from $258,267.12 to $289,030.79, representing three (3) months’ Gross Full Service Rent (subject to adjustment based on Tenant’s exercise of any remaining Tenant’s Expansion Options).

6.Commencement Date. The Actual Commencement Date for each of the Suite 550 Space and the Suite 560 Space will be upon Substantial Completion of each such space, which is presently estimated to be July 1, 2011.

7.Surrender of the Relinquished Space. Landlord and Tenant hereby agree that concurrently with the Actual Commencement Date for the Suite 560 Space, Tenant shall give, grant and surrender unto Landlord and Landlord shall accept such grant and surrender of, all of Tenant’s right, title, property, claim, term of years and interest in the Relinquished Space with the same force and effect as if such date were the date initially set forth in the Lease as the expiration date, time being of the essence as to Tenant’s obligation so to do. Tenant shall surrender and deliver vacant possession of the Relinquished Space free and clear of all tenants, subtenants, other occupants, leases, subleases and rights of possession. Upon delivery to Landlord of the Relinquished Space on the Actual Commencement Date for the Suite 560 Space in accordance herewith, Tenant shall be relieved of all liabilities and obligations under the Lease accruing with respect to said space from and after the Actual Commencement Date for the Suite 560 Space. In connection with the surrender of the Relinquished Space, Tenant hereby covenants that nothing has been or will be done or suffered whereby the leasehold estate granted in the Relinquished Space or any part thereof, including the alterations, decorations, installations, additions and improvements have been or will be assigned, encumbered or subleased in any way whatsoever; and that Tenant has and will have good and unencumbered right to surrender the same.

8.Floor Plan. As of the Actual Commencement Date for the later of the Suite 550 Space and the Suite 560 Space, Exhibit A to the Lease is deleted in its entirety and replaced instead with attached and incorporated Exhibit A.

9.Condition of the Fifth Floor Space. Except as set forth in the Second Amendment, Tenant accepts the Fifth Floor Space in its “AS-IS” condition on the Amendment Date. All terms, covenants,

conditions and obligations with respect to the design, construction and delivery of the Fifth Floor Space are set forth in the Workletter (which replaces Exhibit D to the Lease in its entirety as it relates to the Fifth Floor Space).

10.Acknowledgement. The parties acknowledge that: (i) Exhibit F to the Lease, regarding additional parking spaces to be granted to Tenant as a result of the addition of the Suite 550 Space; and (ii) Section 24(d) of the Lease, regarding Landlord’s payments to AREA as tenant representative, are each in effect for the transaction herein involving the Suite 550 Space.

11.Tenant’s Representations and Warranties. Tenant represents and warrants that: (a) the Lease is in full force and effect; (b) the Lease has not been assigned or encumbered by Tenant and the Premises have not been sublet in whole or in part; (c) Tenant has no defense or counterclaim to the enforcement of the Lease, as amended hereby; (d) Landlord is not in default under any of its obligations under the Lease; (e) to Tenant’s actual knowledge, Tenant is not in default under any of its obligations under the Lease; and (f) the person executing this Second Amendment on behalf of Tenant is duly authorized to do so by all necessary action and this Second Amendment is enforceable against Tenant in accordance with its terms.

12.Landlord’s Representations and Warranties. Landlord represents and warrants that: (a) the Lease is in full force and effect; (b) Landlord has not served Tenant with a notice alleging defaults of Tenant’s obligations under the Lease which remain uncured, and Landlord is not aware of any default by Tenant in its obligation to pay rent; (c) to Landlord’s actual knowledge, Landlord is not in default under any of its obligations under the Lease; and (d) the person executing this Second Amendment on behalf of Landlord is duly authorized to do so by all necessary action, and this Second Amendment is enforceable against Landlord in accordance with its terms.

13.Conflict of Terms. In the event of a conflict between the terms of this Second Amendment and the terms of the Lease, the terms of this Second Amendment shall govern.

14.No Further Modification of Lease. Except to the extent modified herein, all other terms and provisions of the Lease shall remain in full force and effect.

15.Entire Agreement. This Second Amendment supersedes all prior negotiations, representations, understandings and agreements of, by or between Landlord and Tenant with respect to the subject matter hereof, all of which shall be deemed fully merged herein.

16.Invalidity. If any provision of this Second Amendment shall be invalid or unenforceable, the remainder of this Second Amendment or the application of such provision other than to the extent that it is invalid or unenforceable shall not be affected, and each provision of this Second Amendment shall remain in full force and effect notwithstanding the invalidity or unenforceability of such provision, but only to the extent that application and/or enforcement, as the case may be, would be equitable and consistent with the intent of the parties in entering into this Second Amendment.

17.Counterparts; Facsimile/Electronic Mail. This Second Amendment may be signed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument. A facsimile or electronic copy of this Second Amendment and any signatures thereon will be considered for all purposes as originals.

IN WITNESS WHEREOF, this Second Amendment to Lease has been executed as of the Amendment Date.

LANDLORD:
NEA GALTIER, LLC,
a Delaware limited liability company
By: National Exchange Advisors Galtier, LLC,
a Delaware limited liability company,
its sole member
By: National Exchange Advisors, LLC,
a California limited liability company,
its manager
By:/s/ Steven M. Resnick
Steven M. Resnick, Managing Member
TENANT: CRAY INC. By: /s/ Wayne J. Kugel Name: Wayne J. Kugel Title: SVP Operations

SCHEDULE 1
Rent Chart

		First Floor		Second Floor				Third Floor	Fifth Floor			Total Monthly
Lease Term		B1	B2-A	A-1	A-2	A-3	A-4	Suite 310	Suite 550	Suite 560	560 Expansion	Rent
			4,467
Start Date	End Date	4,840	320	13,993	8,463	5,714	13,575	4,996	5,787	4,147	384

11/1/2010	6/30/2011	$7,619.46	$7,032.26	$22,028.75	$13,323.04	$8,995.37	$21,370.70	$8,302.02	$0.00	$0.00	$0.00	$88,671.60

7/1/2011	10/31/2011	$7,619.46	$503.77	$22,028.75	$13,323.04	$8,995.37	$21,370.70	$8,302.02	$9,616.45	$6,528.49	$638.11	$98,926.16
11/1/2011	10/31/2012	$7,848.05	$518.88	$22,689.63	$13,722.74	$9,265.24	$22,011.84	$8,551.08	$9,904.94	$6,724.35	$657.25	$101,894.02
11/1/2012	10/31/2013	$8,083.49	$534.45	$23,370.32	$14,134.43	$9,543.20	$22,672.20	$8,807.67	$10,202.16	$6,926.09	$676.97	$104,950.97
11/1/2013	10/31/2014	$8,326.00	$550.48	$24,071.42	$14,558.46	$9,829.49	$23,352.36	$9,071.84	$10,508.15	$7,133.87	$697.28	$108,099.35
11/1/2014	10/31/2015	$8,575.78	$566.99	$24,793.57	$14,995.21	$10,124.38	$24,052.93	$9,344.00	$10,823.40	$7,347.88	$718.19	$111,342.35
11/1/2015	10/31/2016	$8,833.05	$584.00	$25,537.37	$15,445.06	$10,428.11	$24,774.51	$9,624.32	$11,148.11	$7,568.32	$739.74	$114,682 59
11/1/2016	10/31/2017	$9,098.04	$601.52	$26,303.48	$15,908.41	$10,740.95	$25,517.74	$9,913.05	$11,482.55	$7,795.36	$761.93	$118,123.03
11/1/2017	10/31/2018	$9,370.98	$619.57	$27,092.59	$16,385.67	$11,063.18	$26,283.28	$10,210.44	$11,827.02	$8,029.23	$784.79	$121,666.75
11/1/2018	10/31/2019	$9,652.11	$638.16	$27,905.37	$16,877.23	$11,395.07	$27,071.78	$10,516.75	$12,181.83	$8,270.10	5808.33	$125,316.74
11/1/2019	4/30/2020	$9,941.68	$657.30	$28,742.54	$17,383.56	$11,736.93	$27,883.94	$10,832.25	$12,547.28	$8,518.21	$832.58	$129,076.28

Schedule 1, Page 1